Exhibit 10.18

GUARANTEE

GUARANTEE (this “Guarantee”) dated as of July 21, 2003 by each of the Persons listed on Schedule I hereto (each such Person, individually, a “Facility Guarantor” and, collectively, the “Facility Guarantors”) in favor of (a) Fleet Retail Finance Inc., a Delaware corporation, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below), (b) Fleet National Bank, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties and as Issuing Bank (as defined in the Credit Agreement), and (c) the Lenders (as defined in the Credit Agreement), parties to the Credit Agreement.

W I T N E S S E T H

Reference is made to the Credit Agreement dated as of July 21, 2003 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”), by and between, among others, (i) Duane Reade, a New York general partnership (the “Borrower”), (ii) the Facility Guarantors, (iii) the Lenders named therein, (iv) Fleet National Bank, as Administrative Agent for the Lenders and as Issuing Bank, and (v) Fleet Retail Finance Inc., as Collateral Agent for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The Facility Guarantors acknowledge that they will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Facility Guarantors of a guarantee in the form hereof.  As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Facility Guarantors are willing to execute this Guarantee.

Accordingly, the Facility Guarantors hereby agree as follows:

1.                                       Guarantee.

(a)                                  Each Facility Guarantor irrevocably and unconditionally guarantees, jointly with the other Facility Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by acceleration or otherwise) and performance by the Borrower of all Obligations.  Each Facility Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon the Guarantee notwithstanding any extension or renewal of any Obligation.

(b)                                 Each Facility Guarantor, and by their acceptance of this Guarantee, the Agents and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guarantee and the Obligations of each Facility Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guarantee and the Obligations of each Facility Guarantor hereunder.  To effectuate the foregoing intention, the Agents, the other Secured Parties and the Facility Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Facility Guarantor under this

Guarantee not constituting a fraudulent transfer or conveyance.  For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 7.01(h) or Section 7.01(i) of the Credit Agreement or in Title 11, U.S.C., or any similar foreign, federal or state law for the relief of debtors.

2.                                       Obligations Not Affected.  To the fullest extent permitted by Applicable Law, each Facility Guarantor waives presentment to, demand of payment from, and protest to, the Borrower of any of the Obligations, and also waives notice of acceptance of the Guarantee and notice of protest for nonpayment.  To the fullest extent permitted by Applicable Law, the obligations of each Facility Guarantor hereunder shall not be affected by (a) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Facility Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Guarantee, any other Loan Document or any other agreement, including with respect to any other Facility Guarantor under this Guarantee or the Borrower under the Credit Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Secured Party.

3.                                       Security.  Each of the Facility Guarantors authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of the Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other Facility Guarantors or other obligors.

4.                                       Guarantee of Payment.  Each of the Facility Guarantors further agrees that this Guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the Collateral or other security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person or to any other guarantor of all or part of the Obligations.

5.                                       Indemnification.  Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Facility Guarantors jointly and severally shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery of this Guarantee or any other Loan Document, the performance by the Facility Guarantors of their obligations under this Guarantee or any other Loan Document, or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, or (ii) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates).

6.                                       No Discharge or Diminishment of Guarantee.  The obligations of each Facility Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Facility Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Guarantee, the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Facility Guarantor or that would otherwise operate as a discharge of any Facility Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

7.                                       Defenses of Borrower Waived.  To the fullest extent permitted by Applicable Law, each of the Facility Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the indefeasible payment in full in cash of all the Obligations.  The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Facility Guarantor, or exercise any other right or remedy available to them against any Borrower or any other Facility Guarantor, without affecting or impairing in any way the liability of any Facility Guarantor hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash.  Pursuant to Applicable Law, each of the Facility Guarantors waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Facility Guarantor against the Borrower or any other Facility Guarantor, as the case may be, or any security.

SECTION 8.                                Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Agents or any other Secured Party has at law or in equity against any Facility Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Facility Guarantors hereby promises to and will forthwith pay, or cause to be paid, to the Agents or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations.  Upon payment by any Facility Guarantor of any sums to any Agent or any other Secured Party as provided above, all rights of such Facility Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations.  In addition, any indebtedness of the Borrower or any other Loan Party now or hereafter held by any Facility Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of all of the Obligations.  None of the Facility Guarantors will demand, sue for, or otherwise attempt to collect any such indebtedness until indefeasible payment in full in cash of all of the Obligations, termination of the Lenders’ obligations to make Loans and termination of the Issuing Bank’s obligation to issue Letters of Credit under the Credit Agreement.  If any amount shall erroneously be paid to any Facility Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower or any other Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 9.                                Information.  Each of the Facility Guarantors assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Facility Guarantor assumes and incurs hereunder, and agrees that none of the Agents or the other Secured Parties will have any duty to advise any of the Facility Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 10.                          Representations, Warranties and Covenants.  Each of the Facility Guarantors represents and warrants as to itself that all representations, warranties and covenants relating to it contained in the Credit Agreement are true and correct and shall remain true and correct as set forth in the Credit Agreement.

SECTION 11.                          Termination.  This Guarantee (a) shall terminate when all the Obligations have been indefeasibly paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Facility Guarantor upon the bankruptcy or reorganization of the Borrower or any other Loan Party, any Facility Guarantor or otherwise.

SECTION 12.                          Costs of Enforcement.  The Facility Guarantors will pay on demand (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and any outside consultants for the Agents, in connection with the preparation and administration of this Guarantee or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of the rights of the Agents, the Issuing Bank or any Lender in connection with the Loan Documents, including their rights under this Guarantee; provided that the Lenders who are not the Agents shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

SECTION 13.                          Binding Effect; Several Agreement; Assignments.  Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Facility Guarantors that are contained in this Guarantee shall bind and inure to the benefit of each of the Facility Guarantors and its respective successors and assigns.  This Guarantee shall be binding upon each of the Facility Guarantors, the Administrative Agent and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of each of the Facility Guarantors, the Administrative Agent, the Collateral Agent and the other Secured Parties, and their respective permitted successors and assigns, except that no Facility Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void), except as expressly permitted by this Guarantee or the Credit Agreement.  This Guarantee shall be construed as a separate agreement with respect to each Facility Guarantor and may be amended, modified, supplemented, waived or released with respect to any Facility Guarantor without the approval of any other Facility Guarantor and without affecting the obligations of any other Facility Guarantor hereunder.

SECTION 14.                          Waivers; Amendment.

(a)                                  The rights, remedies, powers, privileges, and discretions of the Agents hereunder and under Applicable Law (herein, the “Agents’ Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Agents in exercising or enforcing any of the Agents’ Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Agents of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Agents’ Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agents and any Person, at any time, shall preclude the other or further exercise of the Agents’ Rights and Remedies.  No waiver by the Agents of any of the Agents’ Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Agents’ Rights and Remedies  may be exercised at such time or times and in such order of preference as the Agents may determine. The Agents’ Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations.  No waiver of any provisions of this Guarantee or any other Loan Document or consent to any departure by any Facility Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Facility Guarantor in any case shall entitle such Facility Guarantor or any other Facility Guarantor to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agents and the Facility Guarantor or Facility Guarantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 15.                          Copies and Facsimiles.  This instrument and all documents which have been or may be hereinafter furnished by the Facility Guarantors to any of the Agents may be reproduced by the Agents by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

SECTION 16.                          Governing Law.  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.                          Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 18.                          Survival of Agreement; Severability.

(a)                                  All covenants, agreements, representations and warranties made by the Facility Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Guarantee or any other Loan Document shall be considered to have been relied upon by the Agents and the other Secured Parties and shall survive the execution and delivery of this Guarantee and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, and shall continue in full force and effect as long as the Obligations are outstanding and unpaid or the Letter of Credit Outstandings do not equal zero, or are not fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and as long as the Commitments have not expired or terminated.

(b)                                 In the event any one or more of the provisions contained in this Guarantee should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 19.                          Counterparts.  This Guarantee may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single contract (subject to Section 13).  Delivery of an executed counterpart of a signature page to this Guarantee by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 20.                          Rules of Interpretation.  The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Guarantee.

SECTION 21.                          Jurisdiction; Consent to Service of Process.

(a)                                  Each of the Facility Guarantors agrees that any suit for the enforcement of this Guarantee or any other Loan Document may be brought in any New York state or federal court sitting in the Borough of Manhattan in New York City, as the Agents may elect in their sole discretion, and consent to the non-exclusive jurisdiction of such courts.  Each of the Facility Guarantors hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.  Each of the Facility Guarantors agrees that any action commenced by any Facility Guarantor asserting any claim or counterclaim arising under or in connection with this Guarantee or any other Loan Document shall be brought solely in any New York state or federal court sitting in the Borough of Manhattan in New York City, as the Agents may elect in their sole discretion, and consent to the exclusive jurisdiction of such courts with respect to any such action.

(b)                                 Each party to this Guarantee irrevocably consents to service of process in the manner provided for notices in Section 17.  Nothing in this Guarantee or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 22.                          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY PARTY HERETO IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY PARTY HERETO OR IN WHICH ANY PARTY HERETO, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR RELATES TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 22.

SECTION 23.                          Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Facility Guarantor against any or all the obligations of such Facility Guarantor now or hereafter existing under this Guarantee and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guarantee or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 23 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Facility Guarantors have duly executed this Guarantee under seal as of the day and year first above written.

FACILITY GUARANTORS:	DUANE READE INC.

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

DRI I INC.

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

DUANE READE REALTY, INC.

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

DUANE READE INTERNATIONAL, INC.

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

SCHEDULE I

Facility Guarantors

Duane Reade Inc.

DRI I Inc.

Duane Reade Realty, Inc.

Duane Reade International, Inc.